CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report on Form 10-KSB of Thermal Technology Services, Inc. for the year ending December 31, 2006, I, Michael Raleigh , Chief Executive Officer and Chief Financial Officer of Thermal Technology Services, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Yearly Report of Form 10-KSB for the year ending December 31,2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Yearly Report on Form 10-KSB for the year ended December 31, 2006, fairly represents in all material respects, the financial condition and results of operations of Thermal Technology Services, Inc.

Date: March 16, 2007

Thermal Technology Services, Inc.

By: /s/ Michael Raleigh
Michael Raleigh Chief Executive Officer, Chief Financial Officer